EXHIBIT 32.1

CERTIFICATION

Pursuant to 18 U.S.C. 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned, Dr.D.F.H. Chowdhury, Chief Executive Officer (Principal Executive Officer) and Justin Mclarney, Chief Financial Officer of the Company, has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022 (the “Report”).

Each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

June 29, 2022

/s/ Dr. D. F. H. Chowdhury
Dr. D. F. H. Chowdhury
Chief Executive Officer (Principal Executive Officer)

June 29, 2022

/s/ Justin Mclarney
Justin Mclarney
Chief Financial Officer (Principal Financial Officer)